Exhibit 99.1

OptimizeRx Sets First Quarter 2018 Conference Call for Wednesday, May 2, 2018 at 4:30 p.m. ET

ROCHESTER, Mich., (April 18, 2018) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging for the pharmaceutical industry, will hold a conference call on Wednesday, May 2, 2018 at 4:30 p.m. Eastern time to discuss results for the first quarter ended March 31, 2018. The financial results will be issued in a press release prior to the call.

OptimizeRx management will host the call, followed by a question and answer period.

Date: Wednesday, May 2, 2018

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-263-0877

International dial-in number: 1-323-794-2094

Conference ID: 4411468

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 23, 2018, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 4411468

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, education, and critical clinical information. The company’s network is comprised of leading EHR platforms, including Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory market access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team